                                                               Exhibit 99


FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

CAMCO FINANCIAL CORPORATION 401(k)
SALARY SAVINGS PLAN

December 31, 1996, 1995 and 1994

                                    CONTENTS

                                                               Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                3

FINANCIAL STATEMENTS

  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS            4

  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
    PLAN BENEFITS                                                 6

  NOTES TO FINANCIAL STATEMENTS                                   9

SUPPLEMENTAL INFORMATION

  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                14

  SCHEDULE OF REPORTABLE TRANSACTIONS                            15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Trustees
Camco Financial Corporation 401(k) Salary Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of Camco Financial Corporation 401(k) Salary Savings Plan as of December 31, 1996 and 1995, supplemental information as of December 31, 1996, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1996, 1995 and 1994. These statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, supplemental information as of December 31, 1996, and the changes in net assets available for benefits for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

Grant Thornton LLP

Cincinnati, Ohio
March 17, 1997

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               December 31, 1996

                                              FIDELITY                                  VANGUARD
                                             BLUE CHIP                   TEMPLETON         INDEX
                                                GROWTH         ACORN       FOREIGN         TRUST
         ASSETS                                   FUND          FUND          FUND          FUND
Investments at current value:
  Common stock                                $     -       $     -       $     -       $     -
  Mutual funds                                 113,948       554,504       162,193       279,569
  Certificates of deposit                                         -             -             -
  U.S. Treasury obligations                      1,500        53,600         1,100         5,300
                                              --------      --------      --------      --------
         Total investments                     115,448       608,104       163,293       284,869

Notes receivable                                                  -             -             -
Accrued interest receivable                         11           126         5,717            23
Contribution receivable - employer               1,442         2,325           747         1,233
Contribution receivable - participants'          2,479         4,661         1,483         2,511
                                              --------      --------      --------      --------
         Total receivable                        3,932         7,112         7,947         3,767

Cash and cash equivalents                           76            90         1,258            31
                                              --------      --------      --------      --------

Net assets available for Plan benefits        $119,456      $615,306      $172,498      $288,667
                                              ========      ========      ========      ========


                                            December 31, 1996

                                              VANGUARD      CAMBRIDGE                     CAMCO
                                            WELLINGTON        SAVINGS                 FINANCIAL
                                              BALANCED   CERTIFICATES       LOAN    CORPORATION
         ASSETS                                   FUND     OF DEPOSIT       FUND          STOCK          TOTAL
Investments at current value:
  Common stock                                $     -        $     -     $    -        $244,363    $   244,363
  Mutual funds                                 232,480             -          -              -       1,342,694
  Certificates of deposit                           -         361,722         -              -         361,722
  U.S. Treasury obligations                      2,000          7,500      2,400          3,000         76,400
                                              --------       --------    -------       --------     ----------
         Total investments                     234,480        369,222      2,400        247,363      2,025,179

Notes receivable                                    -              -      56,510             -          56,510
Accrued interest receivable                         30          5,826         -              26         11,759
Contribution receivable - employer               1,075          1,065         -           1,885          9,772
Contribution receivable - participants'          2,529          1,939         -           3,522         19,124
                                              --------       --------    -------       --------     ----------
         Total receivable                        3,634          8,830     56,510          5,433         97,165

Cash and cash equivalents                           49             28         -              41          1,573
                                              --------       --------    -------       --------     ----------

Net assets available for Plan benefits        $238,163       $378,080    $58,910       $252,837     $2,123,917
                                              ========       ========    =======       ========     ==========

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               December 31, 1995

                                                                                              VANGUARD
                                                     PEOPLES                   TEMPLETON         INDEX
                                                    BALANCED        ACORN        FOREIGN         TRUST
         ASSETS                                         FUND         FUND           FUND          FUND
Investments at current value:
  Common stock                                      $     -      $     -        $     -       $     -
  Mutual funds                                       231,951      401,015        100,488       194,843
  Certificates of deposit                                 -            -              -             -
  U.S. Treasury obligations                            1,700       32,900            500         3,400
                                                    --------     --------       --------      --------
         Total investments                           233,651      433,915        100,988       198,243

Notes receivable                                          -            -              -             -
Accrued interest receivable                            2,340          106          1,821            28
Contribution receivable - employer                                    756             28           148
Contribution receivable - participants'                2,169        4,371          1,143         1,957
                                                    --------     --------       --------      --------
         Total receivable                              4,509        5,233          2,992         2,133

Cash and cash equivalents                                 61           29             86            32
                                                    --------     --------       --------      --------

Net assets available for Plan benefits              $238,221     $439,177       $104,066      $200,408
                                                    ========     ========       ========      ========


                                                   CAMBRIDGE                       CAMCO
                                                     SAVINGS                   FINANCIAL
                                                CERTIFICATES         LOAN    CORPORATION
         ASSETS                                   OF DEPOSIT         FUND          STOCK         TOTAL
Investments at current value:
  Common stock                                      $     -       $    -        $130,117   $   130,117
  Mutual funds                                            -            -              -        928,297
  Certificates of deposit                            398,153           -              -        398,153
  U.S. Treasury obligations                               -        12,100          4,300        54,900
                                                    --------      -------       --------    ----------
         Total investments                           398,153       12,100        134,417     1,511,467

Notes receivable                                          -        44,534             -         44,534
Accrued interest receivable                            5,988           -              69        10,352
Contribution receivable - employer                     1,115           -             807         2,854
Contribution receivable - participants'                3,670           -           2,907        16,217
                                                    --------      -------       --------    ----------
         Total receivable                             10,773       44,534          3,783        73,957

Cash and cash equivalents                                 49           37             62           356
                                                    --------      -------       --------    ----------

Net assets available for Plan benefits              $408,975      $56,671       $138,262    $1,585,780
                                                    ========      =======       ========    ==========

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1996

                                                                      FIDELITY                                          VANGUARD
                                                     PEOPLES         BLUE CHIP                        TEMPLETON            INDEX
                                                    BALANCED            GROWTH          ACORN           FOREIGN            TRUST
                                                        FUND              FUND           FUND              FUND             FUND
Additions to net assets attributed to:
  Interest and dividends                           $      -           $  7,901       $ 58,185          $  7,462         $  6,997
  Net appreciation (depreciation)                         -              3,229         43,997            15,438           42,486

  Contributions - employer                                -              6,295         21,198             9,201           12,368
  Contributions - participants'                           -             10,735         58,191            22,516           30,561
  Rollovers                                               -             18,058         14,665             6,339            9,852
                                                   ---------          --------       --------          --------         --------
         Total contributions                              -             35,088         94,054            38,056           52,781
                                                   ---------          --------       --------          --------         --------

         Total additions                                  -             46,218        196,236            60,956          102,264

Deductions from net assets attributed to:
  Benefit payments                                        -                 -          19,789             5,636            6,224
                                                   ---------          --------       --------          --------         --------

Net increase (decrease) before transfers                  -             46,218        176,447            55,320           96,040

Interfund transfers                                 (238,221)           73,238           (318)           13,112           (7,781)
                                                   ---------          --------       --------          --------         --------

Net increase (decrease)                             (238,221)          119,456        176,129            68,432           88,259

Net assets available for plan benefits:

  Beginning of year                                  238,221                -         439,177           104,066          200,408
                                                   ---------          --------       --------          --------         --------

  End of year                                      $      -           $119,456       $615,306          $172,498         $288,667
                                                   =========          ========       ========          ========         ========



                                                   VANGUARD           CAMBRIDGE                              CAMCO
                                                 WELLINGTON             SAVINGS                          FINANCIAL
                                                   BALANCED        CERTIFICATES           LOAN         CORPORATION
                                                       FUND          OF DEPOSIT           FUND               STOCK          TOTAL
Additions to net assets attributed to:
  Interest and dividends                           $ 22,908            $ 24,196        $    -            $   5,517     $  133,166
  Net appreciation (depreciation)                    21,522                  -              -              (19,443)       107,229

  Contributions - employer                           11,511              13,739             -               17,297         91,609
  Contributions - participants'                      29,242              31,332             -               43,679        226,256
  Rollovers                                          14,650                 703             -               17,476         81,743
                                                   --------            --------        -------            --------     ----------
         Total contributions                         55,403              45,774             -               78,452        399,608
                                                   --------            --------        -------            --------     ----------

         Total additions                             99,833              69,970             -               64,526        640,003

Deductions from net assets attributed to:
  Benefit payments                                   38,115              21,406          4,461               6,235        101,866
                                                   --------            --------        -------            --------     ----------

Net increase (decrease) before transfers             61,718              48,564         (4,461)             58,291        538,137

Interfund transfers                                 176,445             (79,459)         6,700              56,284             -
                                                   --------            --------        -------            --------     ----------

Net increase (decrease)                             238,163             (30,895)         2,239             114,575        538,137

Net assets available for plan benefits:

  Beginning of year                                      -              408,975         56,671             138,262      1,585,780
                                                   --------            --------        -------            --------     ----------

  End of year                                      $238,163            $378,080        $58,910            $252,837     $2,123,917
                                                   ========            ========        =======            ========     ==========

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1995

                                                                                                           VANGUARD
                                                     PEOPLES                            TEMPLETON             INDEX
                                                    BALANCED            ACORN             FOREIGN             TRUST
                                                        FUND             FUND                FUND              FUND
Additions to net assets attributed to:
  Interest and dividends                            $ 12,625         $ 35,054            $  7,199          $  4,777
  Net appreciation                                    26,931           30,886               3,319            42,576

  Contributions - employer                             8,146           14,111               4,091             5,717
  Contributions - participants'                       33,127           59,479              14,668            25,379
                                                    --------         --------            --------          --------
         Total contributions                          41,273           73,590              18,759            31,096
                                                    --------         --------            --------          --------

         Total additions                              80,829          139,530              29,277            78,449

Deductions from net assets attributed to:

  Benefit payments                                    15,586           13,433               4,142            12,966
                                                    --------         --------            --------          --------

Net increase (decrease) before transfers              65,243          126,097              25,135            65,483

Interfund transfers                                  (65,008)         (21,187)            (39,708)          (13,401)
                                                    --------         --------            --------          --------

Net increase (decrease)                                  235          104,910             (14,573)           52,082

Net assets available for plan benefits:

  Beginning of year                                  237,986          334,267             118,639           148,326
                                                    --------         --------            --------          --------

  End of year                                       $238,221         $439,177            $104,066          $200,408
                                                    ========         ========            ========          ========



                                                       CAMBRIDGE                                   CAMCO
                                                         SAVINGS                               FINANCIAL
                                                    CERTIFICATES              LOAN           CORPORATION
                                                      OF DEPOSIT              FUND                 STOCK            TOTAL
Additions to net assets attributed to:
  Interest and dividends                                $ 26,984           $    -               $  2,260       $   88,899
  Net appreciation                                            -                 -                 15,377          119,089

  Contributions - employer                                15,845                -                 11,009           58,919
  Contributions - participants'                           50,787                -                 38,741          222,181
                                                        --------           -------              --------       ----------
         Total contributions                              66,632                -                 49,750          281,100
                                                        --------           -------              --------       ----------

         Total additions                                  93,616                -                 67,387          489,088

Deductions from net assets attributed to:

  Benefit payments                                        16,838             2,801                 5,586           71,352
                                                        --------           -------              --------       ----------

Net increase (decrease) before transfers                  76,778            (2,801)               61,801          417,736

Interfund transfers                                       19,323            43,520                76,461               -
                                                        --------           -------              --------       ----------

Net increase (decrease)                                   96,101            40,719               138,262          417,736

Net assets available for plan benefits:

  Beginning of year                                      312,874            15,952                    -         1,168,044
                                                        --------           -------              --------       ----------

  End of year                                           $408,975           $56,671              $138,262       $1,585,780
                                                        ========           =======              ========       ==========

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1994

                                                                                             VANGUARD
                                                   PEOPLES                   TEMPLETON          INDEX
                                                  BALANCED        ACORN        FOREIGN          TRUST
                                                      FUND         FUND           FUND           FUND
Additions to net assets attributed to:
  Interest and dividends                        $    9,775    $  17,280     $    7,295     $    4,272
  Net depreciation                                 (14,591)     (42,864)       (12,010)        (1,767)

  Contributions - employer                          16,150       20,017          5,130          8,723
  Contributions - participants'                     54,498       79,699         19,106         33,110
  Rollovers                                         15,303       13,203             -              -
                                                  --------     --------       --------       --------
         Total contributions                        85,951      112,919         24,236         41,833
                                                  --------     --------       --------       --------

         Total additions                            81,135       87,335         19,521         44,338

Deductions from net assets attributed to:
  Benefit payments                                      -           460             -              -
                                                  --------     --------       --------       --------

Net increase before transfers                       81,135       86,875         19,521         44,338

Interfund transfers                                 54,239       10,505         99,118        (22,888)
                                                  --------     --------       --------       --------

Net increase (decrease)                            135,374       97,380        118,639         21,450

Net assets available for plan benefits:

  Beginning of year                                102,612      236,887             -         126,876
                                                  --------     --------       --------       --------

  End of year                                     $237,986     $334,267       $118,639       $148,326
                                                  ========     ========       ========       ========



                                                         CAMBRIDGE
                                                           SAVINGS
                                                      CERTIFICATES           LOAN
                                                        OF DEPOSIT           FUND             TOTAL
Additions to net assets attributed to:
  Interest and dividends                                  $ 17,609        $    -         $   56,231
  Net depreciation                                              -              -            (71,232)

  Contributions - employer                                   7,645             -             57,665
  Contributions - participants'                             19,276             -            205,689
  Rollovers                                                     -              -             28,506
                                                          --------        -------        ----------
         Total contributions                                26,921             -            291,860
                                                          --------        -------        ----------

         Total additions                                    44,530             -            276,859

Deductions from net assets attributed to:
  Benefit payments                                           2,943             -              3,403
                                                          --------        -------        ----------

Net increase before transfers                               41,587             -            273,456

Interfund transfers                                       (141,926)           952                -
                                                          --------        -------        ----------

Net increase (decrease)                                   (100,339)           952           273,456

Net assets available for plan benefits:

  Beginning of year                                        413,213         15,000           894,588
                                                          --------        -------        ----------

  End of year                                             $312,874        $15,952        $1,168,044
                                                          ========        =======        ==========

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

                        December 31, 1996, 1995 and 1994

NOTE A - DESCRIPTION OF PLAN

    The following description of the Camco Financial Corporation 401(k) Salary Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1.  GENERAL

    The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service (1,000 hours or more) and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    2.  CONTRIBUTIONS

    Each year, participants may contribute up to 15 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. In 1995 and 1994, the Company contributed 50 percent of the first four percent of base compensation that a participant contributed to the Plan. On July 1, 1996, the Plan sponsor amended the Plan so that the Company contributes 100 percent of the first three percent of base compensation and contributes 50 percent of the next two percent of base compensation. Contributions are subject to certain limitations.

    3.  PARTICIPANT ACCOUNTS

    Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and, (b) Plan earnings. Allocations are based on each account balance, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

    4.  VESTING

    Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of participation as follows:

                                                        VESTING
    YEAR OF PARTICIPATION                               PERCENT
         One year                                         20%
         Two years                                        40%
         Three years                                      60%
         Four years                                       80%
         Five years                                      100%

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                        December 31, 1996, 1995 and 1994

NOTE A - DESCRIPTION OF PLAN (continued)

    5.  INVESTMENT OPTIONS

    Upon enrollment in the Plan, a participant may direct contributions in various investment options.

    o FIDELITY BLUE CHIP GROWTH FUND -- The fund invests approximately 60 percent of its assets in common stock of Blue Chip companies.

    o ACORN FUND -- An aggressive growth mutual fund that invests in primarily stocks of smaller companies.

    o TEMPLETON FOREIGN FUND -- An aggressive growth mutual fund that invests primarily in stocks of foreign companies.

    o VANGUARD INDEX TRUST FUND -- A mutual fund that invests primarily in Blue Chip companies.

    o VANGUARD WELLINGTON BALANCED FUND -- A mutual fund that seeks conservation of capital and reasonable income and invests in common stocks and preferred stock debt securities.

    o CAMBRIDGE SAVINGS CERTIFICATE OF DEPOSIT FUND -- Funds are invested in certificates of deposit with a subsidiary of Camco Financial Corporation.

    o CAMCO FINANCIAL CORPORATION STOCK -- Funds are invested in stock of the Plan sponsor's Camco Financial Corporation common stock.

    Participants may change their investment options quarterly.

    6.  PARTICIPANT NOTES RECEIVABLE

    Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lessor of $50,000 or 50 percent of their account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of 2% over the prime rate.

    7.  PAYMENT OF BENEFITS

    On termination of service due to death, disability or retirement, a participant will receive a lump-sum amount equal to the value of the participants' vested interest in his or her account. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

             CAMCO FINANCIAL CORPORATION 401(K) SALARY SAVINGS PLAN

                        December 31, 1996, 1995 and 1994

NOTE B - SUMMARY OF ACCOUNTING POLICIES

    1.  BASIS OF ACCOUNTING

    The financial statements of the Plan are prepared under the accrual method of accounting.

    2.  INVESTMENT VALUATION AND INCOME RECOGNITION

    The Plan's investments are stated at fair value. Participant notes receivable are valued at cost which approximates fair value.

    Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

    Investments that represent five percent or more of the Plan's net assets are separately identified.

                                                          1996           1995
    Camco Financial Corporation stock                 $244,363       $130,117
    Peoples Balanced Fund                                   -         231,951
    Fidelity Blue Chip Growth Fund                     113,948             -
    Acorn Fund                                         554,504        401,015
    Templeton Foreign Fund                             162,193        100,488
    Vanguard Index Trust Fund                          279,569        194,843
    Vanguard Wellington Fund                           232,480             -
    Cambridge Savings Certificates
      of Deposit                                       361,722        398,153

    During 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $107,229 and $119,089, respectively. In 1994, the Plan's investments depreciated in value by $71,232.

    3.  PAYMENT OF BENEFITS

    Benefits are recorded when paid.

NOTE C - PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                        December 31, 1996, 1995 and 1994

NOTE D - TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated August 9, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

NOTE E- ADMINISTRATIVE EXPENSES

    Administrative expenses of the Plan are paid by the Plan sponsor.

NOTE F - RELATED PARTY TRANSACTIONS

    Certain Plan investments are shares of mutual funds managed by Peoples Bank, the trustee of the Plan. The Plan also offers participants the option of investing in shares of stock of the Plan sponsor, Camco Financial Corporation and, therefore, these transactions qualify as party-in-interest.

                            SUPPLEMENTAL INFORMATION

             CAMCO FINANCIAL CORPORATION 401(K) SALARY SAVINGS PLAN

                          FORM 5500 E.I.N. 51-0110823
                                 PLAN NO. - 002

           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               December 31, 1996

(a)         (b)                                                 (c)                                    (d)               (e)
     IDENTITY OF ISSUE,                            DESCRIPTION OF INVESTMENT INCLUDING
     BORROWER, LESSOR, OR                          MATURITY DATE, RATE OF INTEREST;                                    CURRENT
     SIMILAR PARTY                                 COLLATERAL, PAR OR MATURITY VALUE                   COST              VALUE

     COMMON STOCK                                                      SHARES
     ------------                                                      ------
*      Camco Financial Corporation stock                               15,393                    $  248,430         $  244,363

     MUTUAL FUNDS
     ------------
       Fidelity Blue Chip Growth Fund                                   3,486                       110,718            113,948
       Acorn Fund                                                      36,869                       484,961            554,504
       Templeton Foreign Fund                                          15,656                       150,339            162,193
       Vanguard Index Trust Fund                                        4,042                       193,648            279,569
       Vanguard Wellington Fund                                         8,890                       220,038            232,480
                                                                                                 ----------         ----------
                                                                                                  1,159,704          1,342,694

     CERTIFICATES OF DEPOSIT
     -----------------------
*      Cambridge Savings Certificates of Deposit                                                    361,722            361,722

     U.S. TREASURY OBLIGATIONS
     -------------------------
       Fidelity U.S. Treasury Income Portfolio                         76,400                        76,400             76,400

     NOTE RECEIVABLE
     ---------------
*      Participants' notes                                                                           56,510             56,510
                                                                                                 ----------         ----------

                                                                                                 $1,902,766         $2,081,689
                                                                                                 ==========         ==========


*  Related Party Transaction

             CAMCO FINANCIAL CORPORATION 401(K) SALARY SAVINGS PLAN

                          FORM 5500 E.I.N. 51-0110823
                                 PLAN NO. - 002

                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1996


    (a)            (b)                      (c)           (d)     (e)           (f)          (g)          (h)           (i)
                                                                                                    CURRENT VALUE
IDENTITY                                                                       EXPENSE                OF ASSET ON
OF PARTY                                  PURCHASE      SELLING   LEASE  INCURRED WITH     COST OF    TRANSACTION    NET GAIN
INVOLVED  DESCRIPTION OF ASSET               PRICE        PRICE  RENTAL    TRANSACTION       ASSET           DATE   OR (LOSS)
*         Camco Financial
            Corporation Stock
              Purchases                 $  133,699   $       -     $ -            $ -   $  133,699    $   133,699    $     -
              Sales                             -             8      -              -            6              8           2

          Fidelity Blue Chip
            Growth Fund
              Purchases                    110,718           -       -              -      110,718        110,718          -

          Acorn Fund
              Purchases                    120,892           -       -              -      120,892        120,892          -
              Sales                             -        11,400      -              -       11,483         11,400         (83)

*         Peoples Balanced Fund
              Purchases                     17,690           -       -              -       17,690         17,690          -
              Sales                             -       258,543      -              -      230,250        258,543      28,293

          Vanguard Wellington Fund
              Purchases                    225,850           -       -              -      225,850        225,850          -
              Sales                             -         5,990      -              -        5,812          5,990         178

          Fidelity U.S.
            Treasury Fund
              Purchases                  1,476,700           -       -              -    1,476,700      1,476,700          -
              Sales                             -     1,455,200      -              -    1,455,200      1,455,200          -


                                                             * Party in interest